Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-106062 of Caraustar Industries, Inc. on Form S-8 of our report dated June 20, 2003, appearing in this Annual Report on Form 11-K of Caraustar Industries, Inc. Employees’ Savings Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Atlanta, Georgia

June 27, 2003